Exhibit 23.1





Candie's Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 23, 2004, except for Note 2, which is as of April 30, 2004, relating to the consolidated financial statements and schedule of Candie's Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

November 16, 2004